Exhibit 99.1

Linkhome Holdings Completes Acquisition of Mortgage One Group and Launches GPU Financing Business

IRVINE, Calif., July 1, 2026 — Linkhome Holdings Inc. (Nasdaq: LHAI) (“Linkhome” or the “Company”), an AI-powered real estate and fintech company, today announced that it has completed the acquisition of 100% of the equity interests of Mortgage One Group, marking a significant milestone in the Company’s expansion into AI financing.

Mortgage One Group currently operates with approximately $28 million in warehouse lending capacity, employs 39 professionals, and holds mortgage lending licenses across 18 U.S. states. Linkhome intends to expand the platform’s licensing footprint nationwide, with the long-term objective of serving customers in all 50 states.

Leveraging Mortgage One’s lending platform and financing infrastructure, Linkhome is launching a new AI Infrastructure Financing business designed to provide financing and capital solutions for GPU servers and other AI computing infrastructure.

The Company also plans to develop a decentralized GPU Marketplace, enabling GPU owners to monetize idle computing resources while allowing AI developers, startups, enterprises, and research organizations to access GPU computing power on demand through a competitive, usage-based marketplace.

“AI infrastructure is rapidly becoming one of the fastest-growing asset classes in the global technology economy,” said Bill Qin, Chief Executive Officer of Linkhome Holdings. “By combining financing with AI infrastructure, we aim to lower the barriers to GPU ownership while creating new opportunities for investors, enterprises, and AI innovators. We believe this acquisition establishes an important foundation for Linkhome’s next phase of growth.”

The Company believes this integrated platform positions Linkhome to capitalize on the accelerating global demand for AI computing infrastructure while expanding its financial services business into one of the fastest-growing sectors of the digital economy.

Linkhome expects to announce additional strategic partnerships, technology initiatives, and product launches in the coming months as it continues executing its AI infrastructure growth strategy.

About Linkhome Holdings Inc.

Linkhome Holdings Inc. (Nasdaq: LHAI) is a California-based AI real estate and fintech company focused on transforming real estate and financial services through artificial intelligence. The Company utilizes AI to enhance mortgage lending, financing, and investment solutions while expanding into AI infrastructure businesses, including GPU financing, AI cloud computing, and AI infrastructure services. Linkhome’s mission is to make financing faster, smarter, and more accessible for consumers, businesses, and AI innovators.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements generally relate to future events or Linkhome’s future financial or operating performance and may include statements concerning, among other things, the anticipated benefits of the acquisition of Mortgage One Group; the Company’s ability to successfully integrate Mortgage One Group into its operations; expected operational efficiencies and synergies; the expansion of Mortgage One’s mortgage lending platform and licensing footprint into additional states; the development and commercialization of the Company’s AI infrastructure financing platform, GPU financing products, GPU leasing services, AI cloud computing offerings, and decentralized GPU marketplace; expected demand for AI infrastructure and GPU computing resources; anticipated strategic partnerships, product launches, and business opportunities; the Company’s growth strategy; future revenues, operating performance, profitability, liquidity, capital resources, and market position; and other statements that are not historical facts.

Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words.

These forward-looking statements are based on current expectations, assumptions, and beliefs of management and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Su